Exhibit 10.64

                     GUARANTOR AGREEMENT

                     HMO MISSOURI, INC.
                             and
           BLUE CROSS AND BLUE SHIELD OF MISSOURI

This Agreement is made and entered into as of this 30th day of July, 1987, by and between HMO Missouri, Inc., a corporation organized under the laws of the State of Missouri (hereinafter referred to as "HMO") and Blue Cross and Blue Shield of Missouri (hereinafter referred to as "BCBSMo"), a corporation organized and existing under the laws of the State of Missouri.

WHEREAS,   HMO    is  desirous   of  operating    a   health
maintenance  organization   to  arrange  and  pay  for   the
provision of medical and hospital services; and

WHEREAS,  HMO intends  to enter into  agreement with  groups
and  individuals   to arrange for the provision  of  medical
and hospital services to Subscribers and their Dependents and with providers to deliver these services; and

WHEREAS , BCBSMo is desirous of assisting in the development of HMO by entering into a grantor agreement which will protect Subscribers and their Dependents in the event of insolvency so as to constitute an insolvency protection plan.

NOW,  THEREFORE, in consideration of the  foregoing and  the
mutual  promises   and benefits hereinafter  described,  the
parties hereto agree as follows:

1.   Definitions

     A.   "Group" means  a business,  association  or  other
          such   organization which offers the  medical  and
          hospital   services arranged by HMO as   a  health
          benefits plan for its employees or members.
     B.   "Subscriber" means a person (1)  who is  a  member
          or    employee  of  a  Group  and  who  meets  the
          eligibility   requirements  of,   and   has   been
          enrolled ~n accordance with a medical and hospital
          service  agreement between HMO and Group  or   (2)
          who is a party to a non-group medical and hospital
          service agreement with HMO.
     C.   "Dependent"  means any member of   a  Subscriber's
          family   who  meets   the  applicable  eligibility
          requirements  of,   and  has  been  enrolled    in
          accordance with a group or non-group medical   and
          hospital  service agreement as applicable.
     D.   "Member" means a Subscriber or Dependent.
     E.   "Insolvency" means wither (1) or (2) below:
          (1) determination by the appropriate state department that HMO is no longer financially responsible and is unable to meet its obligations, or
          2) the inability of any Member to receive treatment or benefits under the HMO's Group or Non-Group medical and hospital service agreements as a result of the financial inability of HMO to meet its obligations under such member agreements and/or any agreements with health care providers.

2.   Obligations of BCBSMo
     In the event of HMO's insolvency, BCBSMo agrees:
       A. To pay all expenses and claims incurred by HMO prior to insolvency, and all expenses and claims incurred by HMO subsequent to insolvency pursuant to its obligations under its agreements with Groups and Subscribers, until the end of the contract period for which payment has been made in
       accordance   with such  agreement (subject   to   the
       limitations of  Section  II. B.).   Such  expenses  and
       claims shall include, but not limited to, all hospital charges (subject to the limitations of Section II. B.)
       and any other fee-for-service bill(s) for services and/or benefits for which HMO is liable, capitation payments to health care providers who have contracted with HMO, and payments to health care providers not under contract with HMO for covered services rendered to a Member.
       B. To pay all expenses and claims associated with the continuation of benefits and services under the agreements with Group and Subscribers or Members who are confined on the date of Insolvency in an inpatient facility up to Member's discharge or the transfer of Member to another health plan providing substantially equivalent benefits, whichever first occurs.

3    Obligations of HMO
     In consideration for the obligations of BCBSMo set forth in this Agreement, HMO agrees to proceed with its application to the Missouri Division of Insurance to become and remain a Licensed prepaid health care delivery plan under the State of Missouri.

4.   Miscellaneous
     A. This Agreement shall become effective on the date HMO receives a certificate of authority to operate a health maintenance organization in the State of Missouri and shall continue thereafter until mutually rescinded by the parties; provided, however, that such recision shall not be effective until thirty (30) days after notice has been given to the Missouri Division of Insurance.
     B. Any notice required to be given pursuant to the terms and provisions hereof shall be in writing and shall be sent by certified mail, return receipt required, postage prepaid, to HMO at:

               Blue Cross and Blue Shield of Missouri
               6644 Forest Park
               St. Louis, Missouri 63108-2292

     and to BCBSMo at:

          980 Jolly Road
          P.O. Box 1109
          Blue Bell, Pennsylvania 9422

C.   This Agreement  constitutes  the  entire  understanding
     between    the   parties  hereto,  and    no   changes,
     amendments   or  alterations shall be effective  unless
     agreed  to in writing by all parties to this  Agreement.

D. This Agreement, intending to secure the services of BCBSMo, shall not be assigned, sublet or transferred by BCBSMo without the written consent of HMO.
     The invalidity of unenforceability of any terms or provisions hereof shall in no way affect the validity or enforceability or any other term or provision.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

HMO MISSOURI, INC.  (HMO)

By: /s/ Seymour Kaplan

Title:  Chief Executive Officer

Date:  July 30, 1987


BLUE CROSS AND BLUE SHIELD OF MISSOURI (BCBSMo)

By: /s/ Roy Heimburger

Title:  President and Chief Executive Officer

Date:  July 30, 1987